Exhibit 13.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE U.S. SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fibria Celulose S.A. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2009, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Evandro César Camillo Coura, Officer for Control and Risk Management, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the U.S. Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i)             the Report fully complies with the requirements of Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Evandro César Camillo Coura
Name Evandro César Camillo Coura
Title: Officer for Control and Risk Management

Dated:  April 30, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.